                                                                     Exhibit 4.7




                                                               Principal Amount
CUSIP No.: _____________                                       $_______________

                         ______% Secured Note due 20___

1.       Interest

                  Globalstar, L.P., a Delaware limited partnership and Globalstar Capital Corporation, a Delaware corporation (such limited partnership and such corporation, and their successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuers"), promise to pay interest on the principal amount of this Security at the rate per annum shown above;

2.       Method of Payment

                  The Issuers will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the _________ or _________ next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities (including principal, premium, interest will be made by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no U.S. dollar account maintained by the payee with a bank in the United States is designated by any holder to the Trustee or the Paying Agent at least 30 days prior to the relevant due date for payment (or such other date as the Trustee may accept in its discretion), by mailing a check to the registered address of such holder.

3.       Paying Agent and Registrar

                  Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuers or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

                  The Issuers issued the Securities under an Indenture dated as of _______________ ("Indenture"), between the Issuers and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.
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                  The Securities are Secured obligations of the Issuers limited to $_____________ aggregate principal amount. The Indenture contains certain covenants which, among other things, limit (a) the incurrence of additional debt by the Issuers and certain of its subsidiaries and the issuance of capital stock by such subsidiaries, (b) the payment of dividends on capital stock of certain subsidiaries and the purchase, redemption or retirement of capital stock or subordinated indebtedness, (c) certain investments, (d) certain transactions with affiliates, (e) the incurrence of liens, (f) sales of assets, including capital stock of subsidiaries, (g) certain consolidations and mergers, (h) the Issuers' and certain of their subsidiaries, lines of business and the Issuers' ability to operate without certain insurance coverage. The Indenture also will prohibit certain restrictions on distributions from subsidiaries. In addition, the Issuers may be obligated, under certain circumstances, to offer to repurchase Securities at a purchase price equal to 101% of the principal amount of the Securities plus accrued and unpaid interest to the date of repurchase.

5.       Optional Redemption

                  The Securities will not be redeemable at the Issuers' option prior to _____________. On and after that date, the Issuers may redeem the Securities in whole or in part, at any time or from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

                  If redeemed during the 12-month period commencing ______________ of the years set forth below:



               Period                                         Percentage
               ------                                         ----------
                                                                 [ ]%
                                                                 [ ]%


                  In the event that, on or before _______________, Globalstar receives net proceeds from any Equity Offering by Globalstar or GTL, up to a maximum of [ ]% of the aggregate principal amount of the Notes originally issued will, at the option of Globalstar, be redeemable from the net cash proceeds of such sale at a redemption price equal to [ ]% of the stated principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that (i) at least [ ]% of the original aggregate principal amount of the Notes remains outstanding after such redemption and (ii) such redemption shall occur within 90 days of the date of such offering.

6.       Notice of Redemption


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                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Issuers to repurchase all or any part of the Securities Of such Holder at a repurchase price equal to 101% of the principal amount of the Securities plus accrued and unpaid interest to be repurchased (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

8.       Security

                  The due and punctual payment of the principal and premium, if any, of, and interest on, this Security is secured by the Collateral described in the Security Agreement and other Security Documents.

9.       Guarantees

                  This Security may be jointly and severally guaranteed by certain Subsidiaries of the Issuers to the extent provided in the Indenture. The Issuers have covenanted pursuant to the Indenture to cause any Subsidiary created or acquired after the date of the Indenture (unless such Subsidiary is a Transitory Equipment Subsidiary or is an Unrestricted Subsidiary), to execute and deliver to the Trustee a Subsidiary Guaranty pursuant to which such Subsidiary will guaranty this Security on the same terms and conditions as those set forth in the Indenture.

10.      Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

11.      Persons Deemed Owners


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
                  The registered Holder of this Security may be treated as the owner of it for all purposes.

12.      Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

13.      Discharge and Defeasance

                  Subject to certain conditions, the Issuers at any time may terminate some or all of their obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuers and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of Globalstar under the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add guarantees with respect to the Securities, to release such guarantees, to secure the Securities, to add to the covenants of the Issuers for the benefit of the Holders of the Securities or to surrender any right or power conferred upon the Issuers, to make any change that does not adversely affect the rights of any Holder of the Securities or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

15. Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities, upon redemption pursuant to paragraph 5 of the Securities, upon required repurchase upon declaration or otherwise, or failure by the Issuers to redeem or purchase Securities when required; (iii) failure by the Issuers to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Issuers if the amount accelerated (or so unpaid) exceeds $_____ million; certain events of bankruptcy or insolvency with respect to the Issuers and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $_____ million, subject to lapse of time and notice; and (vii) certain events with respect to the guarantees of the Issuers' obligations under the Securities by certain of their subsidiaries. However, a default under clauses (iii) and (vi) will not constitute an Event of Default until the Trustee or the Holders of at least _____% in principal amount of the Securities outstanding notify the Issuers of the default and the Issuers do not cure such default within the time specified after receipt of such notice. If an Event of Default occurs and is continuing, the Trustees or the Holders of at least ____% in principal amount of the Securities outstanding may declare the principal of and all accrued but unpaid interest on all the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency or reorganization are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or .the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.      Trustee Dealings with the Issuers

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

17.      No Recourse Against Others

                  Any past, present or future director, officer, partner (including general partners)i employee, incorporator or stockholder, as such, of the Issuers or the Trustee shall not have any liability for any obligations of the Issuers under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


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
19.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.      Governing Law

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  The Issuers will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made to:

                  Globalstar, L.P.
                  3200 Zanker Road
                  Box 640670
                  San Jose, CA 95164-0670
                  Attention:


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
                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


                  (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                                 agent to transfer this
Security on the books of Globalstar. The agent may substitute another to act for him.


________________________________________________________________________________
Date:                                Your Signature:


________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.


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                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.07 or 4.10 of the Indenture, check the box:



                  If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.07 or 4.10 of the Indenture, state the amount:


Date:                                Your Signature:


________________________________________________________________________________
Sign exactly as your name appears on the other side of the Security.

Signature Guarantee:                [Signature must be guaranteed by an eligible
                                    Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to
                                    Securities and Exchange Commission Rule
                                    17Ad-15]


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
                              CROSS-REFERENCE TABLE

      TIA                                                              Indenture
    Section                                                             Section
    -------                                                             -------

310   (a)(1)                                                              7.10
      (a)(2)                                                              7.10
      (a)(3)                                                              N.A.
      (a)(4)                                                              N.A.
      (b)                                                                 N.A.
      (c)                                                                 N.A.
311   (a)                                                                 7.11
      (b)                                                                 N.A.
      (c)                                                                 N.A.
312   (a)                                                                 N.A.
      (b)                                                                 11.3
      (c)                                                                 11.3
313   (a)                                                                 7.6
      (b)(1)                                                              N.A.
      (b)(2)                                                              7.6
      (c)                                                                 N.A.
      (d)                                                                 N.A.
314   (a)                                                                 N.A.
314   (a)(4)                                                              4.14
      (b)                                                                 N.A.
      (c)(1)                                                              N.A.
      (c)(2)                                                              N.A.
      (c)(3)                                                              N.A.
      (d)                                                                 N.A.
      (e)                                                                 N.A.
      (f)                                                                 N.A.
315   (a)                                                                 N.A.
      (b)                                                                 N.A.
      (c)                                                                 N.A.
      (d)                                                                 N.A.
      (e)                                                                 N.A.
316   (a)(last sentence)                                                  N.A.
      (a)(1)(A)                                                           N.A.
      (a)(1)(B)                                                           N.A.
      (a)(2)                                                              N.A.
      (b)                                                                 N.A.
317   (a)(1)                                                              N.A.
      (a)(2)                                                              N.A.
      (b)                                                                 N.A.
318   (a)                                                                 N.A.


                           N.A. means Not Applicable.


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------------------
Note: This Cross-Reference Table shall not, for any purpose be deemed to be part of this Indenture.


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